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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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WALLACE COMPUTER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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Condensed Consolidated Statement of Operations
Condensed Consolidated Balance Sheets
Condensed Consolidated Statement of Cash Flows

Wallace Computer Services, Inc. issued the following press release on March 7, 2003:

2275 CABOT DRIVE
LISLE, IL 60532-3630
T. 630.588.5000 F. 630.588.5115

[WALLACE LOGO] WALLACE NEWS RELEASE

FOR IMMEDIATE RELEASE

Wallace Reports Second Quarter Fiscal 2003 Results

Lisle, IL, March 7, 2003 —Wallace (NYSE: WCS), a leading national provider of total print management products and services, today reported diluted earnings per share of $0.35 for the second quarter of fiscal 2003. This compares to earnings of $0.29 per diluted share in the first quarter of fiscal 2003 and a loss of $0.18 per diluted share reported in the second quarter of fiscal 2002.

Reported operating income for the second quarter of fiscal 2003 was $28.5 million including $0.8 million, or $0.01 per diluted share, in expenses incurred in connection with the Company’s previously-announced merger with Moore Corporation Limited (TSX, NYSE: MCL). This compares to first quarter fiscal 2003 operating income of $24.2 million, which included residual restructuring charges of $0.6 million, a contract dispute settlement charge totaling $7.6 million and merger-related expenses of $1.3 million. Together, these expenses impacted first quarter fiscal 2003 earnings by $9.5 million or $0.14 per diluted share. Results for the second quarter of fiscal 2002 reflected an operating loss of $6.1 million, which included restructuring charges of $30.3 million and $2.8 million in reserves for accounts receivable and inventory related to Kmart’s 2002 bankruptcy filing, which together totaled $0.50 per diluted share

Revenues for the second quarter of fiscal 2003 totaled $380 million compared to $385 million in the first quarter of fiscal 2003 and $396 million in the second quarter of fiscal 2002. After adjusting for $16 million in sales lost due to plant closures and the exit of low margin business associated with the 2002 restructuring, sales were flat year over year.

Commenting on the Company’s recent results, Wallace Chairman and Chief Executive Officer David Jones said, “We are pleased with our overall operating performance in the second quarter. Although sales in the second quarter came in lower than expected, sales were actually up 5% on a per day basis versus the first quarter of fiscal 2003. There were four fewer working days in the second quarter than there were in the first quarter. Operating margins within Forms & Labels returned to normal levels after a strong first quarter, while margins within Integrated Graphics continued to improve both sequentially and year over year.”

“Moving forward,” Jones continued, “our strategic focus remains on improving operating margins, growing revenues, and completing our previously-announced merger with Moore Corporation Limited. The Company’s performance year-to-date has been consistent with our prior fiscal 2003 earnings guidance of $1.50 to $1.60 per diluted share, excluding unusual items, and we expect our performance going forward to continue on a similar track.”

On January 17, 2003, Wallace announced that it had entered into a definitive merger agreement to be acquired by Moore Corporation Limited (TXS, NYSE: MCL) for average consideration of US$14.40 in cash and 1.05 shares of Moore for each outstanding share of Wallace. The transaction is subject to customary closing conditions, including Wallace stockholder approval and normal regulatory review. The transaction has cleared the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Moore Corporation Limited filed a registration statement on Form S-4 with the Securities and Exchange Commission on February 13, 2003.

Wallace will hold a conference call to discuss its second quarter results on Friday, March 7, 2003, at 10 a.m. Central time. The toll free dial-in number for the call is 800-938-0061. The international dial-in number for the call is 706-634-5966. The call will be simultaneously webcast through a live audio-only link available through the company’s website at www.wallace.com.

For those unable to listen to the live call, an archived replay will be made available for approximately seven days, beginning approximately two hours after the conference call concludes, by dialing 800-642-1687 and entering conference ID #8728054. The international replay number is 706-645-9291.

This press release includes forward-looking statements covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intend to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the effect of the proposed merger with Moore if and when consummated; general economic, market or business conditions; changes in postal rates and paper prices; the ability of the Company to retain its customers who generally do not operate under long-term contracts with the Company; the potential unpredictability of the Company’s net sales due to seasonal and other factors which can lead to fluctuations in quarterly and annual operating results; the ability of the Company to keep pace with technological advancements in the industry; the effect of technical advancements on the demand for the Company’s goods and services; and the risk of damage to the Company’s data centers and manufacturing facilities or interruptions in the Company’s telecommunications links; and other risks as described in the Company’s filings with the Securities and Exchange Commission.

About Wallace Computer Services

Wallace (NYSE: WCS) is a recognized leader in delivering a comprehensive suite of world-class print management services through its Total Print Management (TPM) program. Total Print Management enables Wallace to meet the unique communications challenges of its Fortune 1000 clients through a single-source solution that extends well beyond ink on paper. Offerings include traditional and digital print capabilities, distribution logistics, kitting and fulfillment, digital asset management, inventory management, print optimization, direct marketing and electronic commerce. Founded in 1908, Wallace is headquartered in Lisle, IL, with manufacturing, distribution and sales facilities throughout the United States. For more information, please visit http://www.wallace.com.

This communication is not a solicitation of a proxy from any security holder of Wallace Computer Services, Inc. Moore Corporation Limited has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus to be mailed to Wallace Computer Services security holders concerning the planned merger of Wallace Computer Services into a subsidiary of Moore Corporation. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Wallace in connection with the proposed merger, and their interests in the solicitation, is set forth in a proxy statement/prospectus filed with the SEC. WE URGE INVESTORS IN WALLACE COMPUTER SERVICES TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Moore Corporation will be available free of charge from Moore Corporation Limited, c/o Moore Executive Offices, One Canterbury Green, Stamford, Connecticut 06901, Attention: Investor Relations, Tel. (203) 406-3700 or at www.moore.com. Documents filed with the SEC by Wallace Computer Services will be available free of charge from Investor Relations, Wallace Computer Services, Inc., 2275 Cabot Drive, Lisle, IL 60532-3630, Tel. (630) 588-5000.

####

Financial Tables Follow

Contact:	Susan H. Fisher
Vice President — Investor Relations
(630) 588-6405

A reconciliation of reported pre-tax income to adjusted net income and a summary of segment results is as follows:

Reconciliation of Reported Consolidated Results to Adjusted Results
(in thousands, except per share amounts)

	Q2 03	Q1 03	% Change	Q2 02	% Change
GAAP pre-tax income (loss), as reported	$23,889	$19,881	20.2%	$(11,794)	n/m
Contract settlement	—	7,600	—	—	—
Merger costs	818	1,294	—	—	—
Restructuring charges	—	643	—	30,272	—
Kmart provisions for accounts receivable and inventory	—	—	—	2,833	—

Adjusted pre-tax income	24,707	29,418	-16.0%	21,311	15.9%
Income tax (see Note)	9,389	11,179		(8,311)

Adjusted net income	$15,318	$18,239	-16.0%	$13,000	17.8%

Diluted adjusted earnings per share	$0.36	$0.43	-16.3%	$0.32	12.5%
Diluted shares	42,483	42,135		41,098

Note: Prior year actual tax rate was adjusted for the impact of the restructuring charges.

Summary of Segment Results
(in thousands)
Restructuring, contract dispute settlement, merger costs and the cumulative effect of an accounting change are not allocated to the segments and are only included at the corporate or consolidated level.

	Q2 03	Q1 03	% Change	Q2 02	% Change
Forms & Labels
Sales	$200,184	$202,911	-1.3%	$199,358	0.4%
Operating Income	$19,913	$25,020	-20.4%	$20,005	-0.5%
Operating Margin	9.9%	12.3%		10.0%
Integrated Graphics
Sales	$179,774	$182,019	-1.2%	$197,022	-8.8%
Operating Income	$9,362	$8,747	7.0%	$4,144	125.9%
Operating Margin	5.2%	4.8%		2.1%

Wallace Computer Services, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited)

	For the Three Months Ended
	January 31

(In thousands, except per share amounts)		%		%
	2003	Sales	2002	Sales

Net Sales	$379,958	100.0%	$396,380	100.0%
Cost and Expenses
Cost of goods sold	277,271	73.0%	292,908	73.9%
Selling and administrative expenses	58,957	15.5%	62,347	15.7%
Provision for depreciation and amortization	15,273	4.0%	16,976	4.3%
Restructuring charges	—	0.0%	30,272	7.6%

Total costs and expenses	351,501	92.5%	402,503	101.5%

Operating income (loss)	28,457	7.5%	(6,123)	-1.5%
Net interest expense	4,568	1.2%	5,671	1.5%

Income (loss) before income taxes	23,889	6.3%	(11,794)	-3.0%
Provision (benefit) for income taxes	9,078	2.4%	(4,447)	-1.1%

Net income (loss)	$14,811	3.9%	$(7,347)	-1.9%

Earnings (Loss) per share
Basic	$0.35		$(0.18)
Diluted	$0.35		$(0.18)
Average common shares outstanding
Basic	41,917		41,098
Diluted	42,483		41,098

Preliminary

Wallace Computer Services, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited)

	For the Six Months Ended
	January 31

(In thousands, except per share amounts)		%		%
	2003	Sales	2002	Sales

Net Sales	$764,888	100.0%	$804,813	100.0%
Cost and Expenses
Cost of goods sold	555,959	72.7%	596,266	74.1%
Selling and administrative expenses	124,751	16.3%	122,091	15.2%
Provision for depreciation and amortization	30,848	4.0%	34,751	4.3%
Restructuring charges	643	0.1%	32,832	4.1%

Total costs and expenses	712,201	93.1%	785,940	97.7%

Operating income	52,687	6.9%	18,873	2.3%
Net interest expense	8,917	1.2%	11,529	1.4%

Income before income taxes and cumulative effect of a change in accounting principle	43,770	5.7%	7,344	0.9%
Provision for income taxes	16,633	2.2%	2,864	0.3%

Income before the cumulative effect of a change in accounting principle — net of tax	27,137	3.5%	4,480	0.6%
Cumulative effect of a change in accounting principle — net of tax	—	—	(144,078)	-17.9%

Net income (loss)	$27,137	3.5%	$(139,598)	-17.3%

Earnings per share before cumulative effect
Basic	$0.65		$0.11
Diluted	$0.64		$0.11
Cumulative effect per share
Basic	$—		$(3.51)
Diluted	$—		$(3.47)
Earnings (Loss) per share
Basic	$0.65		$(3.40)
Diluted	$0.64		$(3.36)
Average common shares outstanding
Basic	41,872		41,103
Diluted	42,309		41,466

Preliminary

Wallace Computer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except par value)

	1/31/2003	7/31/2002

Assets
Current Assets
Cash and cash equivalents	$58,777	$25,178
Accounts receivable	239,148	254,575
Less: allowance for doubtful accounts	9,266	9,434

Net receivables	229,882	245,141
Inventories	89,799	85,437
Current and deferred income taxes	24,471	31,363
Assets held for sale	7,342	12,467
Advances and prepaid expenses	9,253	5,329

Total current assets	419,524	404,915

Property, plant and equipment, at cost	830,217	820,933
Less: accumulated depreciation and amortization	522,472	502,595

Net property, plant and equipment	307,745	318,338
Goodwill, net of amortization	139,101	139,098
Cash surrender value of life insurance	16,304	15,861
Systems development costs, net of accumulated amortization	45,523	49,003
Other assets	3,050	2,779

Total Assets	$931,247	$929,994

Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt	$679	$1,233
Accounts payable	68,942	78,403
Accrued salaries, wages, profit sharing and other	86,241	89,840

Total current liabilities	155,862	169,476

Long-term debt	208,228	209,303
Deferred income taxes	46,264	49,525
Deferred compensation and retirement benefits	42,687	43,130
Other long-term liabilities	9,223	9,431
Stockholders’ equity
Common stock-$1.00 par value, authorized 100,000,000 shares; issued 45,764,055 shares and outstanding 41,993,771 shares at January 31, 2003 and 41,646,402 shares at July 31, 2002	45,764	45,764
Additional capital	42,095	41,355
Deferred compensation	3,152	3,095
Retained earnings	438,703	426,067
Treasury stock (at cost)- 3,770,284 shares at January 31, 2003 and 4,117,653 shares at July 31, 2002	(60,050)	(66,471)
Accumulated other comprehensive loss	(681)	(681)

Total stockholders’ equity	468,983	449,129

Total Liabilities and Stockholders’ Equity	$931,247	$929,994

Preliminary

Wallace Computer Services, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Six Months Ended
(Dollars in thousands)	January 31

	2003	2002

Cash flows from operating activities:
Net income (loss)	$27,137	$(139,598)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Change in accounting principle	—	144,078
Depreciation	25,264	29,123
Amortization	5,584	5,628
Restructuring charges, non-cash	(946)	21,791
Debt cost amortization	931	855
Deferred taxes	(3,261)	(3,415)
Tax benefit-stock option exercises	740	—
Loss on disposal of property	196	47
Changes in assets and liabilities, net of effects of acquisitions and divestitures
Accounts receivable	15,259	28,476
Inventories	(4,362)	2,873
Advances and prepaid expenses	(4,191)	(2,897)
Prepaid taxes	6,893	(14,936)
Other assets	(2,418)	1,563
Accounts payable and other liabilities	(13,284)	(14,240)
Deferred compensation and retirement benefits	(443)	1,952

Net cash provided by operating activities	53,099	61,300
Cash flows from investing activities:
Capital expenditures	(15,067)	(11,603)
Proceeds from disposal of property	6,134	3,069

Net cash used in investing activities	(8,933)	(8,534)
Cash flows from financing activities:
Purchase of treasury stock	—	(4,481)
Cash dividends paid	(13,805)	(13,567)
Proceeds from issuance of common stock	5,798	7,647
Net retirements of short-term debt	(554)	(1,298)
Retirement of long-term debt	(2,006)	(61,067)
Proceeds from issuance of long-term debt	—	20,000

Net cash used in financing activities	(10,567)	(52,766)

Net changes in cash and cash equivalents	33,599	—
Cash and cash equivalents at beginning of year	25,178	—

Cash and cash equivalents at January 31	$58,777	$—